As filed with the Securities and Exchange Commission on October 28, 2022

Registration No.

333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	27-3440894
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

201 Redwood Shores Parkway, Suite 315

Redwood City, CA 94065

(650) 206-4507

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nevan Charles Elam

Chief Executive Officer

201 Redwood Shores Parkway, Suite 315

Redwood City, CA 94065

Telephone: (650) 206-4507

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Anthony W. Epps
Joshua B. Erekson

Dorsey & Whitney LLP

1400 Wewatta St #400

Denver, CO 80202

(303) 629-3400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Smaller reporting company ☒
Accelerated Filer ☐	Emerging growth company ☐
Non-accelerated filer ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 28, 2022

PROSPECTUS

3,244,736 Shares of Common Stock

This prospectus relates to the resale of 3,244,736 shares of common stock, par value $0.001 per share (“Common Stock”) of Rezolute, Inc. (the “Company”) by Handok, Inc. (“Handok”), Young-Jin Kim and SoHyun Kwon (the “Selling Stockholders”). The Common Stock was issued to the Selling Stockholders pursuant to a private placement agreement dated May 1, 2022 between the Company and Jefferies LLC, as agent, and securities purchase agreements dated May 4, 2022, which were amended and restated on July 22 and 26, 2022. We will not receive any proceeds from the sale of any shares of Common Stock by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell the shares of Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “RZLT”. On October 24, 2022, the last reported sale price for our Common Stock was $1.85 per share.

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, any applicable prospectus supplement or any related free writing prospectus, and in any documents incorporated by reference herein or therein before investing in our securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is         , 2022

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission (“SEC”). We and the Selling Stockholders have not authorized anyone to provide you with any information or to make any representation not contained in this prospectus. We and the Selling Stockholders do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This prospectus is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus.

Neither we nor the Selling Stockholders have done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in any of the Common Stock being offered.

Unless the context indicates otherwise, as used in this prospectus, the terms “the Company,” “Rezolute,” “we,” “us,” “our,” and “our business” refer to Rezolute, Inc. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (the “2022 Form 10-K”), , and in our other filings made from time to time with the SEC after the date of this prospectus.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY

We are a clinical-stage biopharmaceutical company developing transformative therapies for metabolic diseases related to chronic glucose imbalance.

Our Pipeline

RZ358

Our lead clinical asset, RZ358, is a potential treatment for congenital hyperinsulinism (“HI”), an ultra-rare pediatric genetic disorder characterized by excessive production of insulin by the pancreas. If untreated, the elevated insulin levels in patients suffering with congenital HI can induce extreme hypoglycemia (low blood sugar) events, increasing the risk of neurological and developmental complications, including persistent feeding problems, learning disabilities, recurrent seizures, brain damage or even death. There are no FDA approved therapies for all forms of congenital HI and the current standard of care treatments are suboptimal. The current treatments used by physicians include glucagon, diazoxide, somatostatin analogues and pancreatectomy.

RZ358, is an intravenously administered human monoclonal antibody that binds to a unique site (allosteric) on the insulin receptor in insulin target tissues, such as in the liver, fat, and muscle. The antibody modifies insulin’s binding and signaling to maintain glucose levels in a normal range which counteracts the effects of elevated insulin in the body. RZ358 shows dose dependent pharmacokinetics with a half- life greater than two weeks which has the potential for semi-monthly dosing. Therefore, we believe that RZ358 is ideally suited as a potential therapy for conditions characterized by excessive insulin levels, and it is being developed to treat hyperinsulinism and low blood sugar. As RZ358 acts downstream from the beta cells, it has the potential to be universally effective at treating congenital HI caused by any of the underlying genetic defects.

A summary of the completed clinical studies for RZ358 is as follows.

A Phase 1 pharmacokinetic (“PK”) study of single intravenous doses of RZ358 at 0.1 to 9 mg/kg in healthy volunteers revealed dose-dependent pharmacokinetics with a half-life of 15 days, supporting the biweekly dosing approach. In healthy volunteers, RZ358 prevented hypoglycemia induced by insulin administration, without producing hyperglycemia. This effect showed a PK-pharmacodynamic (dose—response) correlation, with the hypoglycemia blunting effects of RZ358 lasting for two weeks.

The clinical proof-of-concept of RZ358 in congenital HI was evaluated in a Phase 2a study in a total of 14 patients with congenital HI. The study investigated the PK, pharmacodynamics (“PD”), safety and preliminary efficacy of RZ358. RZ358 was well-tolerated in adult and pediatric patients with congenital HI who received single intravenous doses in the Phase 2a study and the PK results from the Phase 2a studies were consistent with those in healthy volunteers. There was a durable normalization of blood sugar in patients with hypoglycemia, with an approximate 50% improvement and near normalization of glucose control, which was sustained for more than two weeks after dosing. RZ358 did not increase blood sugar levels in patients with normal blood sugar levels at baseline.

In calendar year 2022 we completed the RZ358-606 Phase 2b global clinical study for RZ358 (“RIZE”). The RIZE study was conducted in a repeat-dose fashion to evaluate the safety, pharmacokinetics, dose-exposure response relationship and to assess the glycemic efficacy across a range of continuous glucose monitoring (“CGM”) and blood glucose monitoring-based principle glycemic endpoints to inform Phase 3. In the study, eligible patients received RZ358 in open-label fashion in one of 4, sequentially conducted dosing cohorts of up to 8 participants per cohort. RZ358 was administered as a 30 minute intravenous infusion every other week for eight weeks. The first three cohorts were fixed dosing levels of RZ358 and the fourth cohort was designed to explore whether there were any advantages of a fixed titration approach.

The RIZE study enrolled 23 patients and was primarily in a young pediatric population, average ~6.5 years of age, and in a diverse group of patients across gender and genetic cause of congenital HIs. A key entry criterion was for patients to have continued hypoglycemia despite available therapies, to be eligible for enrollment. We observed that patients enrolled on stable background therapies had clinically significant, and in many cases, substantial residual hypoglycemia as well as some hyperglycemia (> 180 mg/dL) at baseline.

Results from the RIZE study showed that target and expected RZ358 concentrations were achieved and dose-exposure dependent responses were also observed. RZ358 was generally safe and well-tolerated and there were no adverse drug reactions, adverse events leading to study discontinuations, or dose-limiting toxicities. Importantly, RZ358 demonstrated a ~50% improvement in hypoglycemia across all doses and cohorts and a ~75% improvement in hypoglycemia at the 6 mg/kg and 9 mg/kg cohorts. Time in range by CGM improved 8% across all doses, 16% at the top dose, and more significantly (>25%) in patients without baseline hyperglycemia on SOC.

In calendar year 2022, we reported positive topline results from the RIZE study which were presented at the Pediatric Endocrine Society Meeting on May 1, 2022. We believe that the positive results from the RIZE study will be Phase 3 enabling and accordingly we have initiated interactions with regulatory authorities in the US and Europe. Our objective is to complete the regulatory dialogue prior to the end of the first quarter of calendar year 2023, which would facilitate initiation of a Phase 3 study in the first half of calendar year 2023.

RZ402

Our second clinical asset, RZ402, is an oral plasma kallikrein inhibitor (“PKI”) being developed as a potential therapy for the chronic treatment of diabetic macular edema (“DME”). DME is a vascular complication of diabetes and a leading cause of blindness in the US and elsewhere. Chronic exposure to high blood sugar levels can lead to inflammation, cell damage, and the breakdown of blood vessel walls. Specifically, in DME, blood vessels behind the back of the eye become porous and permeable leading to the unwanted infiltration of fluid into the macula. This fluid leakage creates distorted vision, and if left untreated, blindness.

Currently available treatments for DME include anti-vascular growth factor (anti-VEGF) injections into the eye or laser surgery. RZ402 is designed to be a once daily oral therapy for the treatment of DME and unlike the anti-VEGF therapies, RZ402 targets the Kallikrein-Kinin System to address inflammation and vascular leakage. We believe that systemic exposure through oral delivery is critical to target the microvasculature behind the back of the eye. Further, as an oral therapy, RZ402 has the potential to substantially change the therapeutic paradigm for patients suffering with DME by providing a convenient, self-administered treatment option to encourage earlier initiation of therapy, adherence to prescribed treatment guidelines, and improved overall outcomes.

In our modeling of RZ402 low nanomolar potency was exhibited in rodent DME models.

Results from our single ascending dose (“SAD”) Phase 1a Study (“RZ402-101”) were reported in May 2021. RZ402-101 was a first-in-human single-center, randomized, double-blind, placebo-controlled SAD study in healthy adult volunteers. The study objectives were to characterize the safety profile and pharmacokinetics of RZ402 administered as single oral doses. The study enrolled 30 individuals in three planned sequential dose- level cohorts of 25 mg, 100 mg, and 250 mg. Within each ten-subject dose cohort, volunteers were randomized 8:2 to receive either RZ402 oral solution or matched placebo. After receiving single doses, participants remained in the clinic for seven days for serial PK and safety assessments, before completing two outpatient follow-up visits at study days 14 and 30. Dose advancement proceeded following blinded reviews of safety and PK data from the preceding cohort(s).

Single doses of RZ402 resulted in dose-dependent increases in systemic exposure. Plasma concentrations of RZ402 significantly exceeded the 3.5 ng/mL target concentration that was pharmacologically active in animal models of DME for a 24-hour period after receipt of RZ402. Across the dose and exposure range, there were no serious adverse events, adverse drug reactions, or discontinuations due to adverse events, and no imbalance of adverse events between the treatment and placebo control groups. Similarly, regular laboratory, hemodynamic, cardiac, and ophthalmologic safety examinations were unremarkable.

Following the success of the SAD study, we undertook a follow-on multiple ascending dose (“MAD”) study (“RZ402-102”). Results from the MAD Study were reported in February 2022. RZ402-102 was a single center, randomized, double-blind, placebo-controlled, in healthy adult volunteers. The objectives of the study were to characterize the repeat dose safety profile (including maximum tolerated dose) and PK of RZ402 administered as daily oral doses for two weeks. The study was conducted in 40 volunteers in sequential ascending dose cohorts with 10 individuals per cohort. Within each cohort, participants were randomized in an 8:2 ratio to receive either RZ402 as an oral solution or a placebo. Participants remained in the clinic throughout the two week dosing period for serial PK and safety assessments, before completing an outpatient follow-up visit at study day 28. Blood biomarkers of target engagement (kallikrein activity) were explored as a systemic surrogate for DME, using a precedent from studies of kallikrein inhibitors in a systemic vascular leakage syndrome (hereditary angioedema). Dose advancement proceeded in staggered fashion every three weeks as appropriate, following blinded reviews of data from the preceding cohort(s).

The MAD study showed dose-dependent increases in systemic exposures, with repeat-dosing to steady-state resulting in the highest concentrations of RZ402 explored to date, exceeding 200 ng/mL and 50 ng/mL at peak and 24-hour trough, respectively. Following the precedent established in hereditary angioedema, steady-state plasma kallikrein activity in human plasma was measured on Day 14 as a biomarker of RZ402 target engagement. Daily dosing with RZ402 inhibited plasma kallikrein in a dose and concentration-dependent manner (r=0.74; p < 0.001). Given that the in-vivo EC90 for RZ402 in animal models of DME is ~6 ng/mL, the results at both peak and 24-hour trough substantially exceeded target concentrations based on a combination of in-vitro and in-vivo profiling. RZ402 was generally safe and well-tolerated, including at higher doses than previously tested in the SAD study. There were no serious adverse events, adverse drug reactions or identified risks.

We are advancing developmental activities toward a Phase 2a proof-of-concept study, which we plan to initiate during the fourth quarter of calendar year 2022.

Competition

We face competition from pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and private research organizations in recruiting and retaining highly qualified scientific personnel and consultants and in the development and acquisition of technologies.

There are other companies developing therapies for HI that are potential competitors to RZ358, including Crinetics Pharmaceuticals, Eiger Biopharmaceuticals, Hanmi Pharmaceuticals, and Zealand Pharma.

There are also companies developing therapies for DME that are potential competitors to our PKI including Curacle, KalVista, Ocuphire Pharma, Oxurion and Verseon.

Government Regulation

Regulation by governmental authorities in the US and other countries is a significant factor in the development, manufacture and marketing of pharmaceutical products. All of our potential products will require regulatory approval by governmental agencies prior to commercialization. In particular, pharmaceutical therapies are subject to rigorous preclinical testing and clinical trials and other pre-market approval requirements by FDA and regulatory authorities in foreign countries. Various federal, state and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products.

We are also subject to various federal, state, and local laws, regulations and recommendations relating to safe working conditions; laboratory and manufacturing practices; the experimental use of animals; and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research, development and manufacturing.

Employees

As of September 30, 2022, we had 44 full time employees, of which 34 employees were engaged in research and development, manufacturing, clinical operations and quality activities and 10 employees in administrative functions. Of the 44 employees, all were located in the United States. We have a number of employees who hold Ph.D. degrees and other advanced degrees. None of our employees are covered by a collective bargaining agreement, and we have experienced no work stoppages nor are we aware of any employment circumstances that are likely to disrupt work at any of our facilities. As part of our measures to attract and retain personnel, we provide a number of benefits to our full-time employees, including health insurance, life insurance, retirement plans, paid holiday and vacation time. We believe that we maintain good relations with our employees.

Corporate Information

We were incorporated in Delaware in 2010 and we re-incorporated in Nevada in June 2021. We maintain an executive office located at 201 Redwood Shores Parkway, Suite 315, Redwood City, CA 94065 and our phone number is (650) 206-4507. Our website address is www.rezolutebio.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into this document.

RISK FACTORS

Investing in our securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described under “Risk Factors” on the 2022 Form 10-K, in any applicable prospectus supplement and in our future filings with the SEC, including our Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information included in this prospectus and any prospectus supplement and the other information incorporated by reference herein and therein. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We will not receive any of the proceeds from these sales.

DESCRIPTION OF TRANSACTIONS WITH THE SELLING STOCKHOLDERS

On May 1, 2022, we entered into a placement agency agreement (the “Placement Agency Agreement”) with Jefferies LLC, as placement agent. On May 4, 2022, we entered into securities purchase agreements (the “SPAs”) with certain purchasers (the “Selling Stockholders”) relating to a private placement (the “Private Placement”) of equity securities. Since we did not have a sufficient number of authorized shares of Common Stock available, we agreed to issue to the Selling Stockholders 3,326,157 Class C Warrants (the “Class C Warrants”) to purchase shares of our Common Stock at a purchase price of $3.799 per Class C Warrant, with the requirement that we would subsequently seek to obtain stockholder approval for an increase in our authorized shares of Common Stock. On June 16, 2022, our stockholders approved an increase in our authorized shares of Common Stock from 40.0 million shares to 100.0 million shares. Accordingly, the parties decided to amend and restate the SPAs to enable the issuance of shares of Common Stock rather than Class C Warrants.

On July 22, 2022 and July 26, 2022, we entered into amended and restated SPAs with the Selling Stockholders pursuant to which they agreed to purchase 3,244,736 shares of Common Stock at a purchase price of $3.80 per share. In July 2022, we received net proceeds from this Private Placement of approximately $11.6 million, after deducting the placement agent fees and estimated offering expenses payable by us.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock. For a more detailed description of our capital stock, you should read the applicable provisions of the Nevada Revised Statutes, or NRS, and our charter and bylaws.

Common Stock

Our amended and restated articles of incorporation (the “Articles of Incorporation”) provide authority for us to issue up to 100,000,000 shares of Common Stock, par value $0.001 per share. As of October 21, 2022, there were 36,827,567 shares of our Common Stock outstanding. Under Nevada law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders. Our outstanding shares of Common Stock, including the shares offered by this prospectus are, fully paid and nonassessable.

Holders of our Common Stock are entitled to one vote per share on all matters submitted to our stockholders for a vote. There are no cumulative voting rights in the election of directors. Our shares of Common Stock are entitled to receive such dividends as may be declared and paid by our Board of Directors out of funds legally available therefor and to share ratably in the net assets, if any, of Rezolute upon liquidation. Our stockholders have no preemptive rights to purchase any shares of our capital stock. Our Articles of Incorporation provides that the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the NRS Chapters 78 or 92A, our Articles of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. Notwithstanding this exclusive forum provision, the exclusive forum provision shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act or the respective rules and regulations promulgated thereunder.

Preferred Stock

Our Articles of Incorporation provides authority for us to issue up to 400,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. As of October 21, 2022, there are no issued and outstanding shares of preferred stock and our Board of Directors has not designated any series of preferred stock for future issuance.

The rights of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock.

A prospectus supplement, relating to any offered class or series of preferred stock, will specify the following terms of such class or series, as applicable:

●	the designation of such class or series of our $0.001 par value preferred stock;

●	the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock;

●	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock;

●	whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate;

●	the provision for a sinking fund, if any, for such class or series of preferred stock;

●	the provision for redemption, if applicable, of such class or series of preferred stock;

●	any listing of such class or series of preferred stock on any securities exchange;

●	the preemptive rights, if any, of such class or series of preferred stock;

●	the terms and conditions, if applicable, upon which shares such class or series of preferred stock will be convertible into shares of our Common Stock or shares of any other class or series of our stock or other securities, including the conversion price (or manner of calculation thereof);

●	a discussion of any additional material federal income tax consequences applicable to an investment in such class or series of preferred stock;

●	the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any class or series of stock ranking senior to or on parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any voting rights of such class or series of preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.

Transfer Agent and Registrar

The transfer agent of our Common Stock is Issuer Direct Corporation. Their address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27306.

SELLING STOCKHOLDERS

We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares of Common Stock for resale from time to time. Mr. Kim serves as one of our directors and was previously our chairman until May 2022. Mr. Kim serves as chairman of Handok and Ms. Kwon serves as Senior Advisor of Handok.

On September 15, 2020, we entered into an exclusive license agreement with Handok (the “Handok License”) for the territory of the Republic of Korea. The Handok License relates to pharmaceutical products in final dosage form containing the pharmaceutical compounds developed or to be developed by us, including those related to RZ358 and RZ402. The Handok License is in effect for a period of 20 years after the first commercial sale of each product and requires (i) milestone payments of $0.5 million upon approval of a New Drug Application (“NDA”) for each product in the territory, and (ii) we agreed to sell products ordered by Handok at a transfer price equal to 70% of the net selling price of the products. To date, no milestone payments have been earned by us.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Common Stock as of September 30, 2022.

The third column lists the shares of Common Stock being offered pursuant to this prospectus by Selling Stockholders. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (2)	Percentage of Shares Owned After the Offering (1)(2)
Handok, Inc. (3)	5,942,617	3,157,895	2,784,722	7.6%
Young-Jin Kim (4)	78,497	78,947	-	*
SoHyun Kwon	7,894	7,894	-	*
Total	6,029,008	3,244,736	2,784,722	7.6%

* Represents ownership of less than 1%.

1.	Applicable percentage ownership is based on 36,827,567 shares of our Common Stock outstanding as of October 24, 2022.

2.	Assumes the sale of all shares of Common Stock offered in this prospectus.

3.	Voting and investment authority over shares of Common Stock owned by Handok, Inc. is held by the board of directors of Handok, Inc. The address of the stockholder is 132, Teheran-Ro, Gangman Gu, Seoul, Republic of Korea.

4.	Excludes 2,784,722 shares of our Common Stock that are owned by Handok, Inc. As Chairman and CEO of Handok, Inc., Mr. Kim has shared investment and voting authority over these shares. These shares have been excluded to clarify the number of shares being sold that are held directly by Mr. Kim. The address of Mr. Kim is 132, Teheran-Ro, Gangman Gu, Seoul, Republic of Korea.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the shares of Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of our Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the date that all shares of Common Stock covered by this prospectus (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement us to be in compliance with the current public information requirement under Rule 144, as determined by counsel for us pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected holders We shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Dorsey & Whitney LLP, Denver, Colorado. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

EXPERTS

Plante & Moran, PLLC, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended June 30, 2022 and 2021 included in our 2022 Form 10-K, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Plante & Moran, PLLC’s report, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.rezolutebio.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents or information have been filed by us with the SEC and are incorporated by reference into this prospectus (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules, including disclosure furnished under Items 2.02 or 7.01 of Form 8-K):

☐	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed on September 15, 2022;

☐	the description of our Common Stock, par value $0.001 per share, as contained in Item 1 of Amendment No. 1 to the Registration Statement on Form 8-A/A filed on June 21, 2021, under the Exchange Act, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

All documents and reports that we file with the SEC (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated by reference into this prospectus. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained on or accessible through any websites, including our website, is not and shall not be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Rezolute, Inc.

201 Redwood Shores Parkway, Suite 315

Redwood City, CA 94065

(650) 206-4507

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses payable by us in connection with the issuance and distribution of the securities being registered pursuant to this registration statement.

SEC registration fee	$691
Legal fees and expenses	10,000
Accounting fees and expenses	7,000
Miscellaneous	3,000
Total	$20,691

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified against certain liabilities under Nevada law, our Articles of Incorporation, and our amended and restated bylaws,. Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time.

Pursuant to Articles of Incorporation and our amended and restated bylaws, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, by reason of the fact that such person is or was one of our directors or officers of or is or was serving at our request as a director, officer, or trustee of another enterprise, (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent permitted by the Nevada Revised Statutes, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as otherwise provided in our amended and restated articles of incorporation, we shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding initiated by such Indemnitee unless such proceeding was authorized by our Board of Directors. However, Nevada Revised Statutes 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the presumption established by Nevada Revised Statutes 78.138(3) has been rebutted, (ii) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer, and (iii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

In addition, an Indemnitee shall also have the right to be paid by us for the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Nevada Revised Statutes requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer shall be made only upon delivery to us of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses.

No director shall be personally liable to us or our stockholders for any monetary damages for breaches of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the Nevada Revised Statutes; or (iv) for any transaction from which the director derived a personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Nevada Revised Statutes is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by Nevada Revised Statues, as so amended.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify, pursuant to that statutory provision, a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, may be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the Nevada Revised Statutes further provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under our amended and restated articles of incorporation, as amended, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

As permitted by the Nevada Revised Statutes, we have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

See also the undertakings set out in response to Item 17 herein.

ITEM 16. EXHIBITS

EXHIBITS

Exhibit No.	Description	Registrant’s Form	Date Filed	Exhibit Number	Filed Herewith
4.1	Form of Financing Warrant	8-K	4/3/18	4.1
4.2	Form of Common Stock Purchase Warrant	8-K	10/13/20	4.1
4.3	Form of Class A Warrant	8-K	5/1/22	4.1
4.4	Form of Class B Warrant	8-K	5/1/22	4.2
4.5	Form of Pre-Funded Warrant to Purchase Common Stock	8-K	5/4/22	4.1
5.1	Opinion of Dorsey & Whitney LLP				X
23.1	Consent of Dorsey & Whitney LLP (to be included in Exhibit 5.1).				X
23.2	Consent of Plante & Moran, PLLC				X
24	Power of Attorney (included in the signature page)				X
107	Filing Fee Table filed herewith as EX-FILING FEES				X

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redwood City, State of California, on October 28, 2022.

REZOLUTE, INC.

By:	/s/ Nevan Charles Elam
Nevan Charles Elam Chief Executive Officer (Principal Executive and Financial Officer)

Each person whose signature appears below constitutes and appoints Nevan Elam his attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nevan Charles Elam	Chief Executive Officer and Acting Chairman of the Board	October 28, 2022
Nevan Charles Elam	(Principal Executive and Financial Officer)

/s/ Young-Jin Kim	Director	October 28, 2022
Young-Jin Kim

/s/ Nerissa Kreher	Director	October 28, 2022
Nerissa Kreher

/s/ Gil Labrucherie	Director	October 28, 2022
Gil Labrucherie

/s/ Philippe Fauchet	Director	October 28, 2022
Philippe Fauchet

/s/ Wladimir Hogenhuis	Director	October 28, 2022
Wladimir Hogenhuis